Exhibit 23

                         Consent of Independent Auditors



 The Board of Directors
 Circuit City Stores, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-56697, 33-36650, 33-64757, 333-02971, 333-20303, 333-22759, 333-25451,
333-27933, 333-34539, 333-33212, 333-86439, 333-52935 and 333-81799) on Form S-8
of Circuit City Stores, Inc. of our reports dated April 4, 2000, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries (the Company) as of February 29, 2000 and February 28, 1999, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 29, 2000, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 29, 2000 annual report on Form 10-K of Circuit City Stores, Inc.

We also consent to incorporation by reference in the foregoing registration statements of our reports dated April 4, 2000, relating to the balance sheets of the Circuit City Group as of February 29, 2000 and February 28, 1999, and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 29, 2000, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 29, 2000 annual report on Form 10-K of Circuit City Stores, Inc. Our reports on the Circuit City Group dated April 4, 2000, include a qualification related to the effects of not consolidating the CarMax Group with the Circuit City Group as required by generally accepted accounting principles.

We also consent to incorporation by reference in the foregoing registration statements of our reports dated April 4, 2000, relating to the balance sheets of the CarMax Group as of February 29, 2000 and February 28, 1999, and the related statements of operations, group equity and cash flows for each of the fiscal years in the three-year period ended February 29, 2000, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 29, 2000 annual report on Form 10-K of Circuit City Stores, Inc.




 s/KPMG LLP



 Richmond, Virginia
 May 22, 2000